UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               Entry into a Material Definitive Agreement

The information set forth under Items 3.03 and 5.02 of this Form 8-K are incorporated herein by reference.

ITEM 2.02               Results of Operations and Financial Condition

On August 12, 2010, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release describing selected financial results for the second fiscal quarter ended July 11, 2010.  A copy of this press release reporting, among other things, the Company’s second quarter earnings and the adoption of the Rights Agreement is attached as Exhibit 99.1 to this Form 8-K.

Other than as denoted in Item 8.01 of this Form 8-K, the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 3.03     Material Modification to Rights of Security Holders

On August 11, 2010, the Board of Directors (“Board”) of the Company entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC as the Rights Agent.  The Rights Agreement sets forth the terms under which the Company would issue preferred share purchase rights (the “Rights”).  In connection with the adoption of the Rights Agreement, the Board declared a dividend (the “Dividend”) of one Right for each outstanding share of common stock, par value $0.001 per share, payable on August 23, 2010 to holders of record on that date.

The Board has authorized the adoption of the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics.  In general terms, the Rights will impose a significant penalty upon any person or group which acquires beneficial ownership of 15% or more of the Company’s outstanding common stock without the prior approval of the Board.  The Rights Agreement provides an exemption for any person who is, as of the date of the Rights Agreement, the beneficial owner of 15% or more of the Company’s outstanding common stock, so long as such Person does not, subject to certain exceptions, acquire additional common stock of the Company.  The Company, its subsidiaries, its employee benefit plans, and any entity holding common stock for or pursuant to the terms of any such plan will also be excepted.  The Rights Agreement will not interfere with any merger or other business combination approved by the Board.

A summary of the material terms of the Rights Agreement follows.  All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Rights Agreement.  This description is qualified in its entirety by reference to the full text of the Rights Agreement attached as Exhibit 4.1 hereto.

The Rights.  The Rights will initially trade with, and will be inseparable from, the Company’s common stock.  The Rights will be evidenced only by certificates that represent shares of common stock and not by separate certificates.  New Rights will accompany any new shares of common stock the Company issues after August 23, 2010, until the earlier of the Distribution Date described below or the redemption or the expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $110.00, once the Rights become exercisable. Each one-thousandth of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until:

•                  10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock, or, if earlier,

•                  10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of A Person or Group Becoming An Acquiring Person.

•                  Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $110.00, purchase shares of the Company’s common stock with a market value of $220.00, based on the market price of the common stock prior to such acquisition.

•                  Flip Over.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $110.00, purchase shares of the acquiring corporation with a market value of $220.00, based on the market price of the acquiring corporation’s stock prior to such merger.

Exempt Acquisition.  The Board may determine that a purchaser of 15% or more of our outstanding common stock is not an Acquiring Person if it determines, prior to the completion of the acquisition, that the acquisition is in the stockholders’ best interests.

Preferred Shares Provisions.  Each one one-thousandth of a Preferred Share, if issued:

•                  will not be redeemable;

•                  will entitle holders to quarterly dividend payments of $0.001 per each one one-thousandth of a Preferred Share or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•                  will entitle holders upon liquidation either to receive $1.00 per each one one-thousandth of a Preferred Share or an amount equal to the payment made on one share of common stock, whichever is greater;

•                  will have the same voting power as one share of common stock; and

•                  if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights Agreement terminates, and the Rights expire, on August 11, 2011.

Redemption.  The Board shall have the right to redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if the Company effects a stock split or stock dividend on the common stock of the Company.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-dilution Provisions.  The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Stephen E. Carley as Chief Executive Officer

The Company announced on August 12, 2010 that Stephen E. Carley, age 57, will be appointed as Chief Executive Officer of the Company and as a member of the Board, effective as of September 13, 2010, or such earlier date as may be agreed upon by the Company and Mr. Carley (the “Effective Date”).

Mr. Carley has served from April 2001 to the present as the Chief Executive Officer of El Pollo Loco, a privately held restaurant company headquartered in Costa Mesa, California.  Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo and the Taco Bell Group.  Mr. Carley holds a master’s degree with a concentration in marketing from Northwestern University and a bachelor’s degree in finance from the University of Illinois in Urbana, Ill.

Mr. Carley is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director, executive officer or any persons nominated for such positions.

In connection with his appointment as the Company’s Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Carley dated as of August 11, 2010 (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Carley will serve as the Company’s Chief Executive Officer for an indefinite period of time until his employment is terminated in accordance with the terms of the Employment Agreement.  The Employment Agreement provides, among other things, for the following:

•                  a starting base salary of $700,000 annually, subject to certain adjustments from time to time as determined by the Board;

•                  a target annual bonus of 100% of base salary, based on the satisfaction of certain performance targets to be determined by the Board;

•                  annual equity awards, which are contingent on the attainment of certain performance criteria established with respect to such award by the Compensation Committee;

•                  a signing bonus of $550,000;

•                  an agreement to issue equity as of the Effective Date consisting of: (a) performance-based restricted stock units having a target value of $400,000, (b) non-qualified stock options having a grant date fair value of $550,000, and (c) 20,000 time-vested restricted stock units;

•                  certain other benefits, including an annual car allowance, reimbursement of legal fees incurred by Mr. Carley in connection with the negotiation of the Employment

Agreement, and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company; and

•                  reimbursement of certain relocation expenses incurred by Mr. Carley in an amount not to exceed $425,000 including without limitation, brokerage commissions on the sale of his existing home, moving expenses, an interim housing allowance, and a tax gross-up for such relocation expenses.

The Employment Agreement provides that Mr. Carley is entitled to receive certain benefits upon termination of his employment.  If the Company terminates Mr. Carley upon the occurrence of a Change in Control Event (as such term is defined in the Employment Agreement), Mr. Carley will receive, among other things, (a) a payment in an amount equal to two times the sum of (x) his annual base salary at such time, plus (y) the highest annual bonus amount earned for his performance in the last three completed calendar years prior to the Change in Control Event; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company’s medical, dental and prescription insurance plans for the 18-month period following the date of termination.

Upon either Mr. Carley’s termination by the Company without cause, or by Mr. Carley for good reason (each term as defined in the Employment Agreement), Mr. Carley will receive, among other things, (a) a severance payment equal to two times his annual base salary; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company’s medical, dental and prescription insurance plans for the 18-month period following the date of termination.

The Employment Agreement contains confidentiality, non-compete and non-interference covenants from Mr. Carley, including a 12-month covenant not to compete with the Company and its subsidiaries in the casual dining restaurant business; provided that, the non-compete covenant extends for a period of 24-months with respect to certain competitors of the Company and any “fast casual” burger concept.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Departure of Dennis B. Mullen

On August 12, 2010, in connection with the appointment of Mr. Carley as the Company’s new Chief Executive Officer, the Company also announced the termination of Dennis B. Mullen’s employment with the Company.  Such termination will be effective as of the close of business on the Effective Date.  As of the Effective Date, Mr. Mullen will also resign as a director of the Company and as a director, officer, and employee of the Company’s subsidiaries.

In connection with Mr. Mullen’s termination, the Company and Mr. Mullen entered into a separation agreement, dated as of August 11, 2010 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, the Company has agreed to pay to Mr. Mullen (i) his current annual base salary of $800,000 over the twelve-month period beginning on the Effective Date; and (ii) a cash payment in the amount of $53,333 (such amount representing the pro rata share of the bonus that would have otherwise been payable to Mr. Mullen on the next bonus payment date).  The Company will also pay the premiums for Mr. Mullen’s continued coverage under the Company’s group medical, dental and prescription coverage for up to 12 months following the Effective Date.  In addition, on the Effective Date and pursuant to the terms of applicable award agreements, 75,000 shares of restricted stock granted to Mr. Mullen on August 17, 2007 (25,000 shares) and August 15, 2008 (50,000 shares) will vest in full.

Under the terms of the Separation Agreement, Mr. Mullen has agreed to provide consulting services to the Company’s Board of Directors for a period of nine months following the Effective Date (the “Consulting Term”).  During the Consulting Term, Mr. Mullen is required to  provide no more than 20% of the average level of bona fide services performed by Mr. Mullen during the 36-month period immediately preceding the date of the Separation Agreement.  In exchange for such consulting services, the Company will pay Mr. Mullen a monthly fee of $9,333 during the Consulting Term, together with the continued use of certain Company benefits.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement referred to in Item 3.03 of this Form 8-K, on August 11, 2010 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series A Junior Participating Preferred Stock, whereby the Company authorized 16,710 shares of its authorized preferred stock to be designated as Series A Junior Participating Preferred Stock, $0.001 par value per share, and set forth the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock.  A brief description of the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01     Other Events

On August 12, 2010, the Company announced that it extended its previously announced share repurchase plan to December 31, 2011.  The Company is authorized to repurchase shares of common stock up to $50 million in the aggregate.

The information with respect to adoption of the Rights Agreement and extension of the share purchase plan contained in the section entitled “Other Events” in the press release attached hereto as Exhibit 99.1 is hereby incorporated by reference into this Item 8.01.  All other information contained in the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

On August 12, 2010, the Company issued a second press release attached as Exhibit 99.2 to this Form 8-K reporting the appointment of Mr. Carley as the Company’s Chief Executive Officer and Mr. Mullen’s termination as the Company’s Chief Executive Officer.  The press release attached to this Form 8-K as Exhibit 99.2 is hereby incorporated by reference in its entirety into this Item 8.01.

ITEM 9.01     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, dated August 11, 2010.

4.1	Rights Agreement by and between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, dated August 11, 2010.

10.1	Employment Agreement by and between Red Robin Gourmet Burgers, Inc. and Stephen E. Carley, dated August 11, 2010.

10.2	Separation Agreement by and between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen, dated August 11, 2010.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 12, 2010.

99.2	Red Robin Gourmet Burgers, Inc. Press Release dated August 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 12, 2010

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, dated August 11, 2010.

4.1	Rights Agreement by and between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, dated August 11, 2010.

10.1	Employment Agreement by and between Red Robin Gourmet Burgers, Inc. and Stephen E. Carley, dated August 11, 2010.

10.2	Separation Agreement by and between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen, dated August 11, 2010.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 12, 2010.

99.2	Red Robin Gourmet Burgers, Inc. Press Release dated August 12, 2010.